EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the inclusion of our report dated April 20, 1998, with respect to the financial statements of Equality Mortgage
   Corporation, included in the Prospectus forming a part of Equality Bancorp, Inc.'s Registration Statement on Form S-8 and to all references to our firm included in this Registration Statement.



                                 /s/ Rubin, Brown, Gornstein & Co. LLP
                                 --------------------------------------
                                 RUBIN, BROWN, GORNSTEIN & CO. LLP



   May 25, 1999
   St. Louis, Missouri